UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

Cyteir Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40499	45-5429901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Street, Building B, Suite 450
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-4140

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 16, 2023, Cyteir Therapeutics, Inc. (the "Company") held its previously announced Special Meeting of Stockholders (the “Special Meeting”), at which a quorum was present.

At the Special Meeting, the stockholders of the Company voted to approve the liquidation and dissolution of the Company (the “Dissolution”) pursuant to the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which authorizes the Company to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the "Dissolution Proposal").

The Company's stockholders approved the Dissolution Proposal. The votes cast at the Special Meeting with respect to the Dissolution Proposal were as follows:

For	Against	Abstain
24,511,282	391	1,074,493

In connection with the Special Meeting, the Company also solicited proxies to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the Dissolution Proposal in the event that there are insufficient votes to approve the Dissolution Proposal (the “Adjournment Proposal”). Because there were sufficient votes represented at the time of the Special Meeting to approve the Dissolution Proposal, the Adjournment Proposal was moot and was not presented for approval by the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTEIR THERAPEUTICS, INC.

Date:	November 17, 2023	By:	/s/ David Gaiero
Name: David Gaiero Title: Chief Financial Officer and Treasurer